Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Weyco Group, Inc. (the “Company”) of our report dated March 14, 2024, related to our audits of the Company’s consolidated financial statements and the effectiveness of the internal controls over financial reporting, which appears in the Company’s Form 10-K for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Milwaukee, Wisconsin

July 26, 2024